DEAN FOODS ANNOUNCES THIRD QUARTER 2017 RESULTS
Accelerating Enterprise-Wide Cost Productivity

DALLAS, November 7, 2017 - Dean Foods Company (NYSE: DF) today reported third quarter 2017 results.
Highlights

•	Q3 loss from continuing operations per share was $0.11 and adjusted income from continuing operations per diluted share was $0.20

•	Volume and private label mix challenges continue in the third quarter; new volume wins begin shipping late 2017 and early 2018

•	Enterprise-wide cost productivity program will deliver incremental cost savings in 2018

•	Narrows full-year 2017 adjusted earnings expectation to $0.80 to $0.90 per diluted share(1)
Chief Executive Officer Ralph Scozzafava said, "Our overall performance in the third quarter came in-line with our internal expectations. We improved overall execution in the quarter despite incurring some incremental costs due to the hurricanes in both Florida and Texas as we continued to service our customers from sister plants. We continue to make strong progress against our cost savings initiatives and are in the early stages of a significant enterprise-wide cost productivity program to secure incremental savings in 2018 and ongoing. Importantly, we have recently won some new business for 2018 behind solid sales execution through the quarter."

Third Quarter 2017 Operating Results

Financial Summary *	Three Months Ended September 30		Nine Months Ended September 30
(In millions, except per share amounts)	2017	2016	2017	2016

Gross Profit
GAAP	$442	$489	$1,371	$1,486
Adjusted	$448	$493	$1,373	$1,488

Operating Income
GAAP	$2	$42	$50	$193
Adjusted	$45	$69	$127	$223

Interest Expense
GAAP	$17	$17	$50	$50
Adjusted	$17	$17	$49	$50

Income (Loss) from Continuing Operations
GAAP	$(10)	$15	$(2)	$87
Adjusted	$18	$33	$50	$110

Diluted Earnings (Loss) Per Share (EPS) from Continuing Operations
GAAP	$(0.11)	$0.16	$(0.03)	$0.95
Adjusted	$0.20	$0.37	$0.55	$1.20

* Adjustments to GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items are described and reconciled to the comparable GAAP amounts in the attached tables.

(1)    Please refer to “Forward Outlook” and “Non-GAAP Financial Measures” for additional information. We provide guidance on a non-GAAP basis and are unable to provide a full reconciliation to GAAP without unreasonable efforts as we cannot predict the amount or timing of certain elements which are included in reported GAAP results, including mark-to-market adjustments of hedging activities, asset impairment charges, and other non-recurring events or transactions that may have a significant impact to reported GAAP results.
Total volume across all products was 608 million gallons for the third quarter of 2017, a 6.6% decline compared to total volume of 651 million gallons in the third quarter of 2016.
Based on fluid milk sales data published by the USDA through August, U.S. fluid milk volume decreased 2.2% year-over-year quarter to date in the third quarter of 2017 on an unadjusted basis. Dean Foods’ share of U.S. fluid milk volume decreased by 50 basis points versus the second quarter of 2017.
Raw milk costs in the third quarter of 2017 of $16.67 per hundred weight increased roughly 7% from the second quarter of 2017 and increased 10% from the third quarter of 2016.
Cash Flow
Net cash provided by continuing operations for the nine months ended September 30, 2017, totaled $67 million. Free cash flow provided by continuing operations, which is defined as net cash provided by continuing operations less capital expenditures, was $5 million for the nine months ended September 30, 2017, a $98 million decrease as compared to the prior year period. Capital expenditures totaled $61 million for the nine months ended September 30, 2017.

Debt
Total outstanding debt at September 30, 2017, net of $24 million cash on hand, was approximately $928 million. The Company’s net debt to bank EBITDA total leverage ratio, on an all-cash netted basis, increased slightly on a sequential basis to 2.56 times at the end of the third quarter 2017.
Forward Outlook
"As we look to the balance of 2017, we continue to pursue smart volume to drive our top line, build margins and create operating efficiencies," said Scozzafava. "With momentum building on our commercial and cost productivity initiatives, we expect to deliver full-year adjusted diluted earnings per share of $0.80 to $0.90. We are also updating our full-year free cash flow estimates to $10 million to $20 million and reducing our full-year capital expenditure estimates to $105 million to $115 million.
"Our initiatives to build strong brands and diversify our portfolio will build brand equity on DairyPure through new product innovation and enhanced consumer marketing. In addition, we are intensely focused on reducing our cost structure across each facet of the organization. Through a comprehensive productivity program including OPEX 2020 and our enterprise-wide initiatives currently ramping up, we will drive efficiencies across the business to enable us to compete and win. Lastly, I want to emphasize that we are prudently navigating the macro environment in our industry with a solid strategy that will enable us to be successful," concluded Scozzafava.
We provide guidance on a non-GAAP basis and are unable to provide a full reconciliation to GAAP without unreasonable efforts as we cannot predict the amount or timing of certain elements which are included in reported GAAP results, including mark-to-market adjustments of hedging activities, asset impairment charges, and other non-recurring events or transactions that may have a significant impact to reported GAAP results.
Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we have presented certain non-GAAP financial measures, including adjusted gross profit, adjusted selling and distribution expenses, adjusted general and administrative expenses, adjusted total operating costs and expenses, adjusted operating income, adjusted interest expense, adjusted income (loss) from continuing operations, adjusted net income (loss), adjusted earnings (loss) from continuing operations per diluted share, adjusted earnings (loss) per diluted share, adjusted EBITDA, Free Cash Flow and total leverage ratio, each as described below.
This non-GAAP financial information is provided as supplemental information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies.
We believe that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliations to the corresponding GAAP financial measures, provides investors with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Our management uses these non-GAAP financial measures when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, and in determining earnings estimates.
A full reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and nine months ended September 30, 2017 and 2016, is set forth in the tables herein.
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP gross profit, selling and distribution expenses, general and administrative expenses, total operating costs and expenses, operating income, interest expense, net income (loss), income (loss) from continuing operations, earnings (loss) per diluted share, and earnings (loss) per diluted share from continuing operations, with non-GAAP measures that adjust the GAAP measures to exclude the impact of the following (as applicable):

•	asset impairment charges;

•	incremental non-cash trademark amortization triggered by the launch of a national fresh white milk brand;

•	closed deal costs;

•	facility closing, reorganization and realignment costs;

•	debt issuance costs;

•	costs associated with the early retirement of long-term debt;

•	gains (losses) on the mark-to-market of our derivative contracts;

•	separation costs;

•	gains or losses related to discontinued operations and divestitures;

•	litigation settlements (including any related interest accretion);

•	income tax impacts of the foregoing adjustments; and

•	adjustments to normalize our income tax expense at a rate of 38%.
We believe these non-GAAP measures provide useful information to investors by excluding expenses, gains or losses that are not indicative of the company’s ongoing operating performance. In addition, we cannot predict the timing and amount of gains or losses associated with certain of these items. We believe these non-GAAP measures provide more accurate comparisons of our ongoing business operations and are better indicators of trends in our underlying business. In addition, these adjustments are consistent with how management views our business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the Company’s ongoing performance. Further, adjusted gross profit and adjusted operating income are used by management to evaluate key performance indicators of brand mix and low cost, respectively.
Adjusted EBITDA
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization, as further adjusted to exclude the impact of the adjustments discussed under “Adjusted Operating Results” above (other than the adjustments for incremental trademark amortization and interest expense and the normalized income tax rate, as Adjusted EBITDA excludes the full amount of these expenses). This information is provided to assist investors in making meaningful comparisons of our operating performance between periods and to view our business from the same perspective as our management. We believe Adjusted EBITDA is a useful measure for analyzing the performance of our business and is a widely-accepted indicator of our ability to incur and service indebtedness and generate free cash flow. We also believe that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because such measures assist in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly) and non-operating factors (such as historical cost).
Total Leverage Ratio
Our total leverage ratio is calculated as net debt divided by Bank EBITDA for the trailing four quarters. Net debt is calculated as consolidated funded indebtedness in accordance with our credit agreement, except on an all cash netted basis. Bank EBITDA is calculated as Adjusted EBITDA, as further adjusted to exclude certain non-cash and non-recurring or extraordinary expenses as permitted in calculating covenant compliance under our credit agreement. Management believes analysts and investors commonly use our total leverage ratio as an indicator of our ability to service existing debt and our liquidity.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities from continuing operations less cash payments for capital expenditures. We believe Free Cash Flow is a meaningful non-GAAP measure that offers supplemental information and insight regarding the liquidity of our operations and our ability to generate sufficient cash flow to, among other things, repay debt, invest in our business and repurchase shares of our common stock. A limitation of Free Cash Flow is that it does not represent the total increase or decrease in the cash balance for the period.
Conference Call/Webcast
A webcast to discuss the Company's financial results and outlook will be held at 9:00 a.m. ET today and may be heard live by clicking the earnings button on the Company's website at http://www.deanfoods.com. A slide presentation will accompany the webcast.

About Dean Foods
Dean Foods is a leading food and beverage company and the largest processor and direct-to-store distributor of fresh fluid milk and other dairy and dairy case products in the United States. Headquartered in Dallas, Texas, the Dean Foods portfolio includes DairyPure®, the country's first and largest fresh, white milk national brand, and TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Friendly's®, Garelick Farms®, LAND O LAKES®* milk and cultured products, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. In all, Dean Foods has more than 50 national, regional and local dairy brands as well as private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Almost 17,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.
*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
**PET is a trademark of Eagle Family Foods Group LLC, under license.
Some of the statements made in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements relating to: (1) our financial forecast, including projected sales (including specific product lines and the Company as a whole), total volume, price realization, profit margins, net income, earnings per share, free cash flow, our leverage ratio, and debt covenant compliance, (2) the Company’s regional and national branding and marketing initiatives, (3) the Company’s innovation, research and development plans and its ability to successfully launch new products or brands, (4) commodity prices and other inputs and the Company’s ability to forecast or predict commodity prices, milk production and milk exports, (5) the Company’s commercial and cost productivity initiatives, including plant closures and route reductions, and its ability to achieve expected savings, (6) planned capital expenditures, (7) the status of the Company’s litigation matters, (8) the Company’s plans related to its capital structure, (9) the Company’s dividend policy, (10) possible repurchases of shares of the Company’s common stock, and (11) potential acquisitions. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in this press release, including the risks disclosed by the Company in its filings with the Securities and Exchange Commission. Financial projections are based on a number of assumptions. Actual results could be materially different than projected if those assumptions are erroneous. The cost and supply of commodities and other raw materials are determined by market forces over which the Company has limited or no control. Sales, operating income, net income, debt covenant compliance, financial performance and earnings per share can vary based on a variety of economic, governmental and competitive factors, which are identified in the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10-K and 10-Q. The Company’s ability to profit from its branding and marketing initiatives depends on a number of factors including consumer acceptance of its products. The declaration and payment of cash dividends under the Company’s dividend policy remains at the sole discretion of the Board of Directors and will depend upon its financial results, cash requirements, future prospects, restrictions in its credit agreement and debt covenant compliance, applicable law and other factors that may be deemed relevant by the Board. All forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based except as required by law.
CONTACT: Corporate Communications, Jamaison Schuler, +1-214-721-7766; or Investor Relations, Sherri Baker, +1-214-303-3438

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2017	2016	2017	2016
Net sales	$1,937,620	$1,964,601	$5,860,028	$5,692,217
Cost of sales	1,495,880	1,475,826	4,488,783	4,206,121
Gross profit	441,740	488,775	1,371,245	1,486,096
Operating costs and expenses:
Selling and distribution	332,683	341,477	1,016,023	1,005,514
General and administrative	68,796	90,840	241,432	262,605
Amortization of intangibles	5,232	5,151	15,542	15,596
Facility closing and reorganization costs, net	7,844	9,297	22,947	9,063
Impairment of long-lived assets	24,970	—	24,970	—
Total operating costs and expenses	439,525	446,765	1,320,914	1,292,778
Operating income	2,215	42,010	50,331	193,318
Other (income) expense:
Interest expense	16,527	16,564	50,410	50,270
Other income, net	(662)	(1,178)	(2,423)	(4,385)
Total other expense	15,865	15,386	47,987	45,885
Income (loss) from continuing operations before income taxes	(13,650)	26,624	2,344	147,433
Income tax expense (benefit)	(3,677)	12,098	4,429	60,335
Income (loss) from continuing operations	(9,973)	14,526	(2,085)	87,098
Income from discontinued operations, net of tax	11,355	—	11,355	—
Net income	$1,382	$14,526	$9,270	$87,098
Average common shares:
Basic	90,939	90,423	90,845	91,077
Diluted	90,939	90,965	90,845	91,695
Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.11)	$0.16	$(0.03)	$0.96
Income from discontinued operations	0.13	—	0.13	—
Net income	$0.02	$0.16	$0.10	$0.96
Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.11)	$0.16	$(0.03)	$0.95
Income from discontinued operations	0.13	—	0.13	—
Net income	$0.02	$0.16	$0.10	$0.95

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$24,348	$17,980
Other current assets	992,075	1,040,650
Total current assets	1,016,423	1,058,630
Property, plant and equipment, net	1,091,429	1,163,851
Intangibles and other assets, net	398,859	383,746
Total	$2,506,711	$2,606,227
LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities, excluding debt	$648,298	$706,981
Total long-term debt, including current portion	946,481	886,051
Other long-term liabilities	307,514	402,639
Total stockholders' equity	604,418	610,556
Total	$2,506,711	$2,606,227

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30
	2017	2016
Operating Activities
Net cash provided by operating activities	$66,725	$184,618

Investing Activities
Payments for property, plant and equipment	(61,384)	(81,305)
Payments for acquisitions, net of cash acquired	(21,596)	(157,321)
Proceeds from sale of fixed assets	3,112	13,742
Other investments	(11,000)	—
Net cash used in investing activities	(90,868)	(224,884)

Financing Activities
Net proceeds from debt	57,582	58,822
Payments of financing costs	(1,767)	—
Repurchase of common stock	—	(25,000)
Cash dividends paid	(24,540)	(24,681)
Issuance of common stock, net of share repurchases for withholding taxes	(764)	(775)
Other	—	678
Net cash provided by financing activities	30,511	9,044
Effect of exchange rate changes on cash and cash equivalents	—	(1,354)
Change in cash and cash equivalents	6,368	(32,576)
Cash and cash equivalents, beginning of period	17,980	60,734
Cash and cash equivalents, end of period	$24,348	$28,158

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30, 2017
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(f)	(g)	Adjusted*
Gross profit	$441,740	$—	$—	$—	$6,312	$—	$—	$448,052

Selling and distribution	332,683	—	—	—	2,012	—	—	334,695

General and administrative	68,796	—	(50)	—	—	(2,116)	—	66,630
Amortization of intangibles	5,232	(3,935)	—	—	—	—	—	1,297
General and administrative, including Amortization of intangibles	74,028	(3,935)	(50)	—	—	(2,116)	—	67,927

Total operating costs and expenses	439,525	(28,905)	(50)	(7,844)	2,012	(2,116)	—	402,622

Operating income	2,215	28,905	50	7,844	4,300	2,116	—	45,430

Income (loss) from continuing operations	(9,973)	28,905	50	7,844	4,300	2,116	(14,912)	18,330

Diluted earnings (loss) per share from continuing operations (h)	$(0.11)	$0.32	$—	$0.09	$0.05	$0.01	$(0.16)	$0.20

	Three Months Ended September 30, 2016
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(f)	(g)	Adjusted*
Gross profit	$488,775	$—	$—	$—	$4,382	$—	$—	$493,157

Selling and distribution	341,477	—	—	—	793	—	—	342,270

General and administrative	90,840	—	(350)	—	—	(10,125)	—	80,365
Amortization of intangibles	5,151	(3,935)	—	—	—	—	—	1,216
General and administrative, including Amortization of intangibles	95,991	(3,935)	(350)	—	—	(10,125)	—	81,581

Total operating costs and expenses	446,765	(3,935)	(350)	(9,297)	793	(10,125)	—	423,851

Operating income	42,010	3,935	350	9,297	3,589	10,125	—	69,306

Net income	14,526	3,935	350	9,297	3,589	10,125	(8,392)	33,430

Diluted earnings per share	$0.16	$0.04	$0.01	$0.10	$0.04	$0.11	$(0.09)	$0.37
* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except per share data)

	Nine Months Ended September 30, 2017
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(f)	(g)	Adjusted*
Gross profit	$1,371,245	$—	$—	$—	$1,802	$—	$—	$1,373,047

Selling and distribution	1,016,023	—	—	—	(2)	—	—	1,016,021

General and administrative	241,432	—	(372)	—	—	(15,255)	—	225,805
Amortization of intangibles	15,542	(11,805)		—	—	—	—	3,737
General and administrative, including Amortization of intangibles	256,974	(11,805)	(372)	—	—	(15,255)	—	229,542

Total operating costs and expenses	1,320,914	(36,775)	(372)	(22,947)	(2)	(15,255)	—	1,245,563

Operating income	50,331	36,775	372	22,947	1,804	15,255	—	127,484

Interest expense	50,410	—	—	—	—	(1,080)	—	49,330

Income (loss) from continuing operations	(2,085)	36,775	372	22,947	1,804	16,335	(26,190)	49,958

Diluted earnings (loss) per share from continuing operations (h)	$(0.03)	$0.40	$—	$0.25	$0.03	$0.19	$(0.29)	$0.55

	Nine Months Ended September 30, 2016
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(f)	(g)	Adjusted*
Gross profit	$1,486,096	$—	$—	$—	$1,795	$—	$—	$1,487,891

Selling and distribution	1,005,514	—	—	—	9,035	—	—	1,014,549

General and administrative	262,605	—	(4,433)	—	—	(10,125)	—	248,047
Amortization of intangibles	15,596	(12,908)	—	—	—	—	—	2,688
General and administrative, including Amortization of intangibles	278,201	(12,908)	(4,433)	—	—	(10,125)	—	250,735

Total operating costs and expenses	1,292,778	(12,908)	(4,433)	(9,063)	9,035	(10,125)	—	1,265,284

Operating income	193,318	12,908	4,433	9,063	(7,240)	10,125	—	222,607

Interest expense	50,270	—	—	—	—	(436)	—	49,834

Net income	87,098	12,908	4,433	9,063	(7,240)	10,561	(6,987)	109,836

Diluted earnings per share	$0.95	$0.14	$0.05	$0.10	$(0.08)	$0.12	$(0.08)	$1.20
* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except ratio data)

	Three Months Ended September 30		Nine Months Ended September 30		Trailing Twelve Months Ended September 30,
	2017	2016	2017	2016	2017
Reconciliation of Net Income to Adjusted EBITDA and Bank EBITDA
Net income	$1,382	$14,526	$9,270	$87,098	$42,101
Interest expense	16,527	16,564	50,410	50,270	66,935
Income tax expense (benefit)	(3,677)	12,098	4,429	60,335	26,128
Depreciation and amortization	41,849	43,406	125,721	128,435	169,901
Asset write-downs and (gain) loss on sale of assets (a)	24,970	—	24,970	—	24,970
Closed deal costs (b)	50	350	372	4,433	865
Facility closing and reorganization costs, net (c)	7,844	9,297	22,947	9,063	22,603
Mark-to-market on derivative contracts (d)	4,300	3,589	1,804	(7,240)	(3,752)
Discontinued operations (e)	(11,355)	—	(11,355)	—	(10,667)
Other adjustments (f)	2,116	10,125	15,255	10,125	16,691
Adjusted EBITDA	$84,006	$109,955	$243,823	$342,519	355,775

Non-cash share-based compensation expense					7,057
Bank EBITDA					$362,832

					September 30, 2017
Reconciliation of net debt and total leverage ratio
Total long-term debt, including current portion					$946,481
Unamortized discounts and debt issuance costs					6,181
Cash and cash equivalents					(24,348)
Net debt					$928,314
Bank EBITDA					362,832
Total leverage ratio					2.56

				Nine Months Ended September 30
				2017	2016
Reconciliation of Free Cash Flow provided by continuing operations
Net cash provided by operating activities				$66,725	$184,618
Payments for property, plant and equipment				(61,384)	(81,305)
Free Cash Flow provided by continuing operations				$5,341	$103,313
* See Notes to Earnings Release Tables

Notes to Earnings Release Tables
For the three and nine months ended September 30, 2017 and 2016, the adjusted results and certain other non-GAAP financial measures differ from the Company's results under GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items that we believe are not indicative of our ongoing operating results. For additional information on our non-GAAP financial measures, see the section entitled “Non-GAAP Financial Measures” in this release.

(a)	The adjustment reflects the elimination of the following:

i.
In conjunction with our decision to launch DairyPure® in the first quarter of 2015, we reclassified certain of our indefinite-lived trademarks to finite-lived, resulting in a triggering event for impairment testing purposes. The related adjustment reflects the elimination of amortization expense recorded on these finite-lived trademarks of $3.9 million for each of the three months ended September 30, 2017 and 2016, and $11.8 million and $12.9 million for the nine months ended September 30, 2017 and 2016, respectively; and

ii.
Asset impairment charges on certain fixed assets of $25.0 million for each of the three and nine months ended September 30, 2017. We evaluate our long-lived assets for impairment when circumstances indicate that the carrying value of an asset group may not be recoverable. Indicators of impairment could include, among other factors, significant changes in the business environment, the planned closure of a facility or a decline in operating cash flows of an asset group.

(b)
The adjustment reflects the elimination of expenses related to completed acquisitions and other transactional activities of $0.1 million and $0.4 million for the three months ended September 30, 2017 and 2016, respectively, and $0.4 million and $4.4 million for the nine months ended September 30, 2017 and 2016, respectively.

(c)	The adjustment reflects the elimination of severance charges and non-cash asset impairments, net of (gains) losses on related asset sales, for approved facility closings and restructuring plans.

(d)
The adjustment reflects the elimination of the (gain) loss on the mark-to-market of our commodity derivative contracts. All of our commodity derivative contracts are marked to market in our statement of operations during each reporting period with a corresponding derivative asset or liability on our balance sheet.

(e)
The adjustment reflects the elimination of net gains from discontinued operations of $11.4 million recognized in the three and nine months ended September 30, 2017 due to the lapse of a statute of limitation related to an unrecognized tax benefit previously established as a direct result of the spin-off of the WhiteWave Foods Company, which was completed on May 23, 2013.

(f)	The adjustment reflects the elimination of the following:

i.	A charge related to litigation settlements reached in the nine months ended September 30, 2017;
ii. The write off of unamortized deferred financing costs of $1.1 million in connection with the January 4, 2017 amendments to our senior secured revolving credit facility and receivables securitization facility in the nine months ended September 30, 2017;

iii.
In connection with the Company's previously disclosed CEO succession plan, a separation charge of $10.1 million for each of the three and nine months ended September 30, 2016, and a reduction to separation charges of $1.4 million and $2.5 million for the three and nine months ended September 30, 2017, respectively;

iv.	A separation charge of $3.5 million for each of the three and nine months ended September 30, 2017 in connection with the previously disclosed CFO departure; and
v. Interest accretion in connection with the settlement of a previously disclosed dairy farmer class action lawsuit filed in the United States District Court for the Eastern District of Tennessee. The Court granted final approval of the settlement agreement on June 15, 2012 and the final installment payment was made in June of 2016.

(g)
The adjustment reflects the income tax impact of adjustments (a) through (f) and an adjustment to our income tax expense to reflect income tax at a tax rate of 38%, which we believe represents our normalized long-term effective tax rate as a U.S. domiciled business.

(h)
Includes an adjustment to diluted shares outstanding to reflect an add-back of approximately 200 thousand dilutive shares and 449 thousand dilutive shares for the three and nine months ended September 30, 2017, respectively, which were anti-dilutive for GAAP purposes.